Schedule 13D filed August 20, 2012 by Alex Meruelo Living Trust and Alex Meruelo
Digital Generation, Inc./Common Stock

Exhibit 99.1

Additional Transaction Information

Transaction Date	Effecting Person(s)	Shares Acquired	Shares Disposed	Price Per Share	Transaction Description
2012-04-04	Alex Meruelo Living Trust	12,800		$9.8850	Open market purchase
2012-05-10	Alex Meruelo Living Trust	125,815		$8.1366	Open market purchase
2012-05-11	Alex Meruelo Living Trust	200,000		$7.9024	Open market purchase
2012-06-13	Alex Meruelo Living Trust	40,000		$11.9463	Open market purchase
2012-06-21	Alex Meruelo Living Trust	70,434		$12.4585	Open market purchase
2012-06-22	Alex Meruelo Living Trust	150,000		$12.4124	Open market purchase
2012-06-25	Alex Meruelo Living Trust	11,120		$12.2450	Open market purchase
2012-06-26	Alex Meruelo Living Trust	7,251		$12.2000	Open market purchase
2012-06-27	Alex Meruelo Living Trust	7,580		$12.2000	Open market purchase
2012-07-06	Alex Meruelo Living Trust	8,148		$12.2307	Open market purchase
2012-07-09	Alex Meruelo Living Trust	78,077		$12.2187	Open market purchase
2012-07-10	Alex Meruelo Living Trust	13,775		$12.1800	Open market purchase
2012-08-02	Alex Meruelo Living Trust	5,000		$9.9700	Open market purchase
2012-08-02	Alex Meruelo Living Trust	5,000		$9.9500	Open market purchase
2012-08-02	Alex Meruelo Living Trust	5,000		$9.9900	Open market purchase
2012-08-08	Alex Meruelo Living Trust	12,546		$10.6500	Open market purchase
2012-08-08	Alex Meruelo Living Trust	25,000		$10.4246	Open market purchase
2012-08-08	Alex Meruelo Living Trust	25,000		$10.6084	Open market purchase
2012-08-09	Alex Meruelo Living Trust	192,393		$11.1151	Open market purchase
2012-08-09	Alex Meruelo Living Trust	6,898		$11.0306	Open market purchase
2012-08-10	Alex Meruelo Living Trust	461,434		$9.7613	Open market purchase
2012-08-13	Alex Meruelo Living Trust	207,500		$8.8943	Open market purchase
2012-08-14	Alex Meruelo Living Trust	250,000		$8.5793	Open market purchase
2012-08-15	Alex Meruelo Living Trust	68,900		$8.4923	Open market purchase
2012-08-16	Alex Meruelo Living Trust	228,520		$9.3096	Open market purchase
2012-08-16	(1)	4,000		$9.3096	Open market purchase
2012-08-16	(1)	3,730		$9.3096	Open market purchase
2012-08-16	(1)	3,750		$9.3096	Open market purchase
2012-08-17	Alex Meruelo Living Trust	180,315		$9.3770	Open market purchase
2012-08-20	Alex Meruelo Living Trust	223,970		$9.4305	Open market purchase

(1) Custodial account of which Mr. Meruelo's spouse is the trustee and his child is a beneficiary.

Remainder of Page Intentionally Left Blank.

Exhibit 99.1